Exhibit 10(b)



                      [KIRKPATRICK & LOCKHART LETTERHEAD]

                                August 27, 1992



Legg Mason Tax-Free Income Fund
111 South Calvert Street
Baltimore, Maryland 21202

Dear Sir/Madam:

         Legg Mason Tax-Free Income Fund ("Trust") is an unincorporated voluntary association organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated November 21, 1990 and amended on January 31, 1991, March 11, 1991 and June 26, 1992. You have requested our opinion regarding certain matters in connection with the Trust's issuance of shares of beneficial interest ("Shares") in a new series, known as Legg Mason Tax-Free Intermediate-Term Trust.

         We have, as counsel, participated in various business and other matters related to the Trust. We have examined copies, either certified or otherwise proved to be genuine, of the Declaration of Trust and By-Laws of the Trust, the minutes of meetings of the trustees and other documents relating to the organization and operation of the Trust, and we generally are familiar with its business affairs. Based on the foregoing, it is our opinion that the unlimited number of unissued Shares designated as the Legg Mason Tax-Free Intermediate-Term Trust, which is currently being registered, may be legally and validly issued from time to time in accordance with the Trust's Declaration of Trust, as amended, and By-Laws and subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940, and applicable state laws regulating the offer and sale of securities; and when so issued, will be legally issued, fully paid and nonassessable by the Trust.

         The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law,


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Legg Mason Tax-Free Income Fund
August 27, 1991
Page 2



shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. The Declaration of Trust states that creditors of, contractors with and claimants against the Trust shall look only to the assets of the Trust for payment. It also requires that notice of such disclaimer be given on each note, bond, contract, certificate, undertaking or instrument made or issued by the officers or the Trustees of the Trust on behalf of the Trust. The Declaration of Trust further provides (i) for indemnification out of assets of the applicable Series of the Trust for all losses and expenses of any shareholder held personally liable for the obligations of such Series of the Trust solely by virtue of ownership of shares of such Series of the Trust and
(ii) for the applicable Series of the Trust to assume the defense of any claim against the shareholder for any act or obligation of such Series of the Trust. Thus, the risk of a shareholder incurring financial loss on account of a shareholder liability is limited to circumstances in which the Trust would be unable to meet its obligations.

         We hereby consent to the filing of this opinion in connection with Post- Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A (File No. 33-37971) to be filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Legg Mason Tax-Free Income Fund's Legal Counsel" in the Statement of Additional Information filed as part of the Registration Statement.

                                                     Sincerely yours,


                                                     KIRKPATRICK & LOCKHART



                                                     By: /s/ Arthur J. Brown
                                                         -------------------
                                                         Arthur J. Brown